                                                                     Exhibit (5)

                                                               [METLIFE(R) LOGO]
                                             Metropolitan Life Insurance Company
                                     One Madison Avenue, New York, NY 10010-3660

Variable Annuity Application
MetLife Asset Builder - Non-Qualified & IRA


APPLICATION TYPE: [ ] Non-Qualified [ ] Traditional IRA [ ] Roth IRA
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1  ANNUITANT & OWNERS(S)
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ANNUITANT (Annuitant will be the Owner unless Owner section is completed.)
Name (First, Middle Initial, Last)                    Date of Birth

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Street Address                                        Social Security #

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City, State & ZIP Code                                Email Address (Optional)

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Home Phone #            Work Phone #                  Relationship to Owner

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[ ] Male  [ ] Female
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Are you a citizen or permanent resident of USA? [ ] yes [ ] no
If no, please specify the country you are a citizen/permanent resident of ______
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OWNER - NON-QUALIFIED ONLY (Complete if the Owner is different than the
Annuitant)
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Name (First, Middle Initial, Last)

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TYPE: [ ] Individual  [ ] Guardian  [ ] Custodian  [ ] Corporation  [ ] Trustee
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Date of Birth

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Street Address

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Social Security # or Tax I.D. # (TIN)

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City, State & ZIP Code

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Email Address (Optional)

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Home Phone #

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Work Phone #

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Relationship to Annuitant

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[ ] Male  [ ] Female
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Are you a citizen or permanent resident of USA? [ ] yes [ ] no
If no, please specify country you are a citizen/permanent resident of __________
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Note for Trust Owners: If the Owner is a grantor trust, furnish social security number of the grantor or person who is considered the Owner of the Trust for federal income tax purposes in this section. If the Owner is a Trust, other than a grantor trust, we require the Trust's TIN. The earnings in the contract will be taxable to the Owner each year unless the Trust holds the contract as an Agent for an individual for federal tax purposes. If the Trust is an Agent for a natural person, attach a statement signed by the Trustee that it is acting as an Agent for an individual and that all the beneficial interest in the Trust (both income and remainder) are being held for the benefit of an individual(s).
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JOINT OWNER - NON-QUALIFIED ONLY

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Name (First, Middle Initial, Last)

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TYPE: [ ] Individual  [ ] Guardian  [ ] Custodian  [ ] Corporation  [ ] Trustee
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Date of Birth

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Street Address

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Social Security #

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City, State & ZIP Code

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Email Address (Optional)

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Home Phone #

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Work Phone #

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Relationship to Owner

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[ ] Male  [ ] Female
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Are you a citizen or permanent resident of USA? [ ] yes [ ] no
If no, please specify the country you are a citizen/permanent resident of ______
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(Note: If two people are named as Joint Owners, either Owner may exercise any and all rights under the contract unless the Owner specifies otherwise in writing)


                                  MetLife Case # (PURR) ________________________

                                   Page 1 of 6
Form G. 20384

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2  PRIMARY & CONTINGENT BENEFICIARY(IES)
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The percentages allocated to primary beneficiaries (and contingent beneficiaries if specified) must equal 100% and must be in whole numbers. If more space is needed, please attach additional sheets.

------------------------------------------------------------------------------------------------------------------------------------
Name (First, Middle Initial, Last)                   Beneficiary Type                Relationship          Social          Percent
                                                                                       to Owner          Security #       (Optional)
------------------------------------------------------------------------------------------------------------------------------------
                                             [ ] Primary   [ ] Contingent                                                      %
                                             [ ] Primary   [ ] Contingent                                                      %
                                             [ ] Primary   [ ] Contingent                                                      %
                                             [ ] Primary   [ ] Contingent                                                      %

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3  PURCHASE PAYMENT(S)
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(A) TOTAL VALUE OF CHECKS SUBMITTED NOW WITH THIS APPLICATION (Must total sum of all amounts in Section 3a) $________

    I irrevocably designate my Non-Qualified, Traditional IRA, Roth IRA initial contribution as follows:

     (1)   Non-Qualified Only      Purchase payment                                       $________

                                   Amount transferred under a 1035 Exchange               $________

     (2)   Traditional IRA Only    Current year's purchase payment           Tax Year:    $________

                                   Prior year's purchase payment             Tax Year:    $________

                                   Direct transfer from a Traditional IRA, SEP, SARSEP
                                   or SIMPLE IRA(1)                                       $________

                                   Rollover (within 60 days) from a Traditional IRA,
                                   SEP, SARSEP or SIMPLE IRA(2)                           $________

                                   Direct rollover from a tax qualified plan              $________

     (3)   Roth IRA Only           Current year's purchase payment           Tax Year:    $________

                                   Prior year's purchase payment             Tax Year:    $________

                                   Conversion from a Traditional IRA, SEP, SARSEP or
                                   SIMPLE IRA(1)                                          $________

                                   Direct transfer from a Roth IRA                        $________

                                   Rollover (within 60 days) from a Roth IRA(3)           $________

(B)  TOTAL FUTURE LUMP SUM PAYMENTS (Estimate transfers, direct rollovers,
     60-day $ rollovers, 1035 exchanges, etc.)                                            $________
     60-day $ rollovers, 1035 exchanges, etc.)

(1) If from a SIMPLE IRA, owner (annuitant) must have been a participant under plan for at least two years.

(2) Only one 60 day rollover from a specified IRA (or of the same IRA) is permitted within any twelve month period.

(3) Limited to one every twelve months.

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4 REPLACEMENT (MUST BE COMPLETED)
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(A) DO YOU HAVE ANY EXISTING LIFE INSURANCE OR ANNUITY CONTRACTS? [ ] Yes [ ] No

(B) HAVE YOU TAKEN, OR WILL YOU BE TAKING, ANY MONEY FROM A LIFE INSURANCE POLICY OR ANNUITY CONTRACT TO PUT INTO THE ANNUITY YOU ARE APPLYING FOR? This includes full or partial withdrawals of dividends or cash values, loans, pledging as collateral, reissuing with less cash value, suspension or reduction of premium loan or purchase payment, automatic premium or invoking an accelerated payment. (Note: If "yes" you must provide a MetLife Annuities Replacement Questionnaire and details below regardless of whether state replacement rules apply.)
    [ ] YES [ ] NO (Skip to Section 5.)

 Company Name    Policy/Contract #   Transaction Description   Check (x) if    Check(x) if
                                     (e.g. "Full withdrawal    IRC Sec. 1035   Group Life or
                                     of cash value.")          Exchange         Annuity

                                  MetLife Case # (PURR) ________________________

5     EMPLOYER INFORMATION

Group Name: _________________________

Group Number (if known) ______________

Employee ID# (If different from social security #): _____________________

6     INVESTMENT OBJECTIVE & ALLOCATION

(a)   DESCRIBE YOUR INVESTMENT OBJECTIVE (Choose one)

      [ ] Preservation of capital   [ ] Income   [ ] Growth & Income
      [ ] Growth    [ ] Aggressive Growth

(b)   OPTIONAL AUTOMATED INVESTMENT STRATEGIES (If applicable, choose one.)

      [ ]   EQUITY GENERATOR(SM)

            Each month an amount equal to the interest earned in the Fixed Interest Account is transferred to either: Check one: [ ] MetLife Stock Index Division [ ] State Street Research Aggressive Growth

      [ ]   EQUALIZER(SM)

            Each quarter amounts are transferred between the Fixed Interest Account and either: Check one: [ ] MetLife Stock Index Division
            [ ] State Street Research Aggressive Growth

      [ ]   REBALANCER(SM)

            Each quarter amounts are transferred among your current funding choices to bring the percentage of your account balance in each choice back to your original allocation. This strategy will affect 100% of your current and future allocations.

      [ ]   ALLOCATOR(SM)

            Each month a dollar amount or percentage you choose is transferred from the Fixed Interest Account to any of the funding choices you select. (Note: Attach a completed Allocator form with your application.)

      [ ]   INDEX SELECTOR(SM)

            Each calendar quarter MetLife will rebalance the amount in the Index Divisions and the Fixed Interest Account (if applicable) to match the allocation percentages for the model you select. MetLife will allocate 100% of your initial payment and future contributions based on the current allocation for the Index Selector model you choose. The model's current allocation may change at any time (MetLife will notify you of the change). You may change your choice of model at any time. Please call 1-866-438-8477 for more information on the current allocations for each model and for help in determining your risk tolerance. Choose one model and skip to Section 7.

            [ ] Conservative   [ ] Conservative to Moderate   [ ] Moderate
            [ ] Moderate to Aggressive   [ ] Aggressive

(c)   ALLOCATIONS (If you chose Index Selector, skip to Section 7.)

      Indicate the percentage of your initial payment to be allocated to each funding choice. Percentages must be in whole numbers and total 100%. This allocation will apply to future payments unless changed by the Owner. You may change your allocation at any time.


         FUNDING CHOICES                                            FUNDING CHOICES

         CONSERVATIVE                                               MODERATE TO AGGRESSIVE (CONT'D)
         ____% MetLife Fixed Interest Account                       ____% Met/Putnam Voyager
                                                                    ____% T. Rowe Price Large Cap Growth
         CONSERVATIVE TO MODERATE                                   ____% Janus Mid Cap
         ____% Lehman Brothers(R) Aggregate Bond Index              ____% State Street Research Aggressive Growth
         ____% State Street Research Bond Income                    ____% Neuberger & Berman Partners
                                                                    ____% MetLife MidCap Stock Index

         MODERATE
         ____% State Street Research Diversified                    AGGRESSIVE
                                                                    ____% T. Rowe Price Small Cap Growth
         MODERATE TO AGGRESSIVE                                     ____% State Street Research Aurora
         ____% Lord Abbett Bond Debenture                           ____% Loomis Sayles Small Cap
         ____% MetLife Stock Index                                  ____% Russell 2000(R) Index
         ____% State Street Research Investment Trust               ____% Scudder Global Equity
         ____% Davis Venture Value                                  ____% Morgan Stanley EAFE(R) Index
         ____% Harris Oakmark Large Cap Value                       ____% Putnam International Stock


                        TOTAL ALLOCATION MUST EQUAL 100%


                                  MetLife Case # (PURR) ________________________

7     FINANCIAL DISCLOSURE

(a)   SUM OF ESTIMATED ANNUAL INCOME FOR OWNER(S) (Choose one)

      [ ] $0 - 19,999          [ ] $20,000 - 39,999    [ ] $40,000 - 59,999
      [ ] $60,000 - 79,999     [ ] $80,000 - 99,999    [ ] $100,000 - 199,999
      [ ] $200,000 - 399,999   [ ] $400,000 & Above

      (Note: You cannot contribute to a Roth IRA or convert a Traditional IRA to a Roth IRA if your income exceeds IRC 408A limits.)

(b)   SUM OF ESTIMATED NET WORTH FOR OWNER(S) (Choose one)

      [ ] $0 - 9,999           [ ] $10,000 - 19,999    [ ] $20,000 - 39,999
      [ ] $40,000 - 59,999     [ ] $60,000 - 79,999    [ ] $80,000 - 99,999
      [ ] $100,000 - 199,999   [ ] $200,000 - 399,999  [ ] $400,000 & Above

      (Note: Net Worth is assets less liabilities. Exclude your personal residence, home furnishings, autos, and this investment.)

(c) IS THE SOURCE OF FUNDS A METLIFE OR METLIFE SECURITIES, INC. POLICY, ACCOUNT OR CONTRACT? [ ] Yes [ ] No

(d)   SOURCE OF FUNDS FOR PURCHASING THIS ANNUITY (Check all that apply)

      [ ] Life Policy            [ ] Savings                          [ ] Discretionary Income (Salary)
      [ ] Annuity Contract       [ ] Pension Assets                   [ ] Money Market Fund
      [ ] Endowment              [ ] Certificate of Deposit (CD)      [ ] Other__________________________
      [ ] Mutual Fund            [ ] Loan
      [ ] Bonds                  [ ] Stocks

(e)   TAX MARKET TYPE OF ANY TRANSFERS OR ROLLOVERS (If applicable)

      [ ] Non-Qualified    [ ] Roth IRA   [ ] SARSEP       [ ] 401(a)   [ ] 403(a)   [ ] 403(a)(7)  [ ] Other_______________
      [ ] Traditional IRA  [ ] SEP        [ ] SIMPLE IRA   [ ] 401(k)   [ ] 403(b)   [ ] KEOGH

(f) PRIOR INVESTMENT EXPERIENCE (CHOOSE ALL THAT APPLY AND INDICATE YEARS OF EXPERIENCE.)

     [ ] Stocks___years      [ ] Mutual Funds___years         [ ] Certificate of Deposit (CD)___years     [ ] None
     [ ] Bonds___years       [ ] Money Market___years         [ ] Other____________________years

(g) RISK TOLERANCE (How would you categorize yourself as an investor?) (Choose one):

      [ ] Conservative  [ ] Conservative to Moderate  [ ] Moderate
      [ ] Moderate to Aggressive   [ ] Aggressive

      (Note: If the Asset Allocation Questionnaire was completed, please use the resulting risk tolerance here.)

(h)   NUMBER OF DEPENDENTS__________ AGE(S)_____________________________________


                                  MetLife Case # (PURR) ________________________

NOTICES & SIGNATURE(S)

(a)   NOTICE TO APPLICANT(S)

      FLORIDA RESIDENTS ONLY Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

      ARKANSAS, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, OHIO, PENNSYLVANIA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

      COLORADO RESIDENTS ONLY It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

      NEW JERSEY RESIDENTS ONLY Any person who includes any false or misleading information is subject to criminal and civil penalties.

      NEW MEXICO RESIDENTS ONLY Any person who knowingly presents a false or fraudulent claim for payment of loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

(b)   SIGNATURES

      If the Owner is a corporation, partnership or trust print the name of the Owner and have one or more officers, partners or trustees sign. Earnings in this contract may be taxable annually to the Owner. (Consult your tax advisor.)

      I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I have received the current prospectus for the MetLife Asset Builder, and all required fund prospectuses. I understand that all values provided by the contract/certificate being applied for, which are based on the investment experience of the Separate Account, are variable and are not guaranteed as to the amount. I understand that there is no additional tax benefit obtained by funding an IRA with a variable annuity.

      LOCATION WHERE THE APPLICATION IS SIGNED (City & State)___________________


      ___________________________________________________        _______________
      Signature of Annuitant                                     Date

      ___________________________________________________        _______________
      Signature of Owner (If different than Annuitant)           Date

      ___________________________________________________        _______________
      Signature of Joint Owner                                   Date


                                  MetLife Case # (PURR) ________________________

CONSUMER PRIVACY NOTICE

Metropolitan Life Insurance Company ("MetLife") and each member of the MetLife family of companies (an "Affiliate") strongly believe in protecting the confidentiality and security of information we collect about you. This notice refers separately to MetLife and each of the Affiliates listed below by using the terms "us," "we," or "our." This notice describes our privacy policy and describes how we treat the information we receive ("Information") about you.

WHY WE COLLECT AND HOW WE USE INFORMATION: We collect and use Information for business purposes with respect to our insurance and other business relationships involving you. These business purposes include evaluating a request for our insurance or other products or services, evaluating benefit claims, administering our products or services, and processing transactions requested by you. We may also use Information to offer you other products or services we provide.

HOW WE COLLECT INFORMATION: We get most Information directly from you. The Information that you give us when applying for our products or services generally provides the Information we need. If we need to verify Information or need additional Information, we may obtain Information from third parties such as adult family members, employers, other insurers, consumer reporting agencies, physicians, hospitals and other medical personnel. Information collected may relate to your finances, employment, health, avocations or other personal characteristics as well as transactions with us or with others, including our Affiliates.

HOW WE PROTECT INFORMATION: We treat Information in a confidential manner. Our employees are required to protect the confidentiality of Information. Employees may access Information only when there is an appropriate reason to do so, such as to administer or offer our products or services. We also maintain physical, electronic and procedural safeguards to protect Information; these safeguards comply with all applicable laws. Employees are required to comply with our established policies.

INFORMATION DISCLOSURE: We may disclose any Information when we believe it necessary for the conduct of our business, or where disclosure is required by law. For example, Information may be disclosed to others to enable them to provide business services for us, such as helping us to evaluate requests for insurance or benefits, performing general administrative activities for us, and assisting us in processing a transaction requested by you. Information may also be disclosed for audit or research purposes; or to law enforcement and regulatory agencies, for example, to help us prevent fraud. Information may be disclosed to Affiliates as well as to others that are outside of the MetLife family of companies, such as companies that process data for us, companies that provide general administrative services for us, other insurers, and consumer reporting agencies. Our affiliates include financial services companies such as life and property and casualty insurers, securities firms, broker dealers and financial advisors and may also include companies that are not financial services companies. We may make other disclosures of Information as permitted by law.

Information may also be shared with our Affiliates so that they may offer you products or services from the MetLife family of companies. We may also provide
Information: (i) to others outside of the MetLife family of companies, such as marketing companies, to assist us in offering our products and services to you, and (ii) to financial services companies outside of the MetLife family of companies with which we have a joint marketing agreement. For example, an agreement with another insurer to enable us to offer you certain of that insurer's products. We do not make any other disclosures of Information to other companies who may want to sell their products or services to you. For example, we will not sell your name to a catalog company. We may disclose any Information, other than a consumer report or health information, for the purposes described in this paragraph.

ACCESS TO AND CORRECTION OF INFORMATION: Generally, upon your written request, we will make available Information for your review. Information collected in connection with, or in anticipation of, any claim or legal proceeding will not be made available. If you notify us that the Information is incorrect, we will review it. If we agree, we will correct our records. If we do not agree, you may submit a short statement of dispute, which we will include in any future disclosure of Information.

FURTHER INFORMATION: In addition to any other privacy notice we may provide, a recently enacted federal law established new privacy standards and requires us to provide this summary of our privacy policy once each year. You may have additional rights under other applicable laws. For additional information regarding our privacy policy, please contact us at our website, www.metlife.com or write to us at MetLife, PO Box 489, Warwick, R I 02887-9954.

Metropolitan Life Insurance Company, NY, NY Metropolitan Insurance and Annuity Company, NY, NY Metropolitan Tower Life Insurance Company, NY, NY



                                  MetLife Case # (PURR) ________________________

                       GENERAL INSTRUCTIONS FOR COMPLETING
                      THE METLIFE ASSET BUILDER APPLICATION

If you answer `yes' to question 4b, please attach a completed MetLife Annuities Replacement Questionnaire.

If you elect the Allocator option under 6b, you must also complete and attach the Allocator form.

If you have any questions regarding how to complete this application or obtain any additional forms, you may call (866) 438 6477 or send an email to myretirement@metlife.com.

PLEASE RETURN YOUR COMPLETED APPLICATION ALONG WITH YOUR INITIAL PURCHASE PAYMENT TO:

REGULAR MAIL:
METLIFE ASSET BUILDER
DEPT. 1057
DENVER, CO 80256-1057

OVERNIGHT MAIL:
METLIFE ASSET BUILDER
LOCKBOX 1057
DENVER, CO 80202



                                  MetLife Case # (PURR) ________________________